UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)   August 10, 2006
                                                           ---------------

                                   Culp, Inc.
                                   ----------
             (Exact Name of Registrant as Specified in its Charter)


        North Carolina               0-12781                56-1001967
-------------------------------  ---------------  ------------------------------
 (State or Other Jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)           File Number)         Identification No.)

                             1823 Eastchester Drive
                        High Point, North Carolina 27265
              ----------------------------------------------------
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                                 (336) 889-5161
     -----------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
   --------------------------------------------------------------------------
              (Former name or address, if changed from last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

     [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

     [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     Culp, Inc. (the "Company") disclosed in its most recent annual report on Form 10-K that the Company's market capitalization and shareholders' equity have fallen below the levels required for continued listing on the New York Stock Exchange (NYSE). On August 10, 2006, the NYSE provided formal notice to the Company that it is not in compliance with the NYSE's continued listing standards because over a consecutive 30 trading-day period the Company's average market capitalization was less than $75 million, and its most recently reported shareholders' equity was below $75 million (at $74.5 million as of April 30, 2006). Under applicable NYSE procedures, the Company has 45 days from the date of its receipt of the notice to submit a plan to the NYSE to demonstrate its ability to achieve compliance with the continued listing standards within 18 months. The Company intends to submit a plan that will demonstrate compliance with the listing standards within the required time frame. If the plan is accepted, the NYSE will monitor the Company on a quarterly basis and can deem the plan period over prior to the end of the 18 months if a Company is able to demonstrate returning to compliance with the applicable continued listing standards (which would mean the Company would have to either increase its shareholders' equity to $75 million or demonstrate market capitalization of at least $75 million), or achieving the ability to qualify under an original listing standard, for a period of two consecutive quarters.

     Beginning on August 17, 2006, the NYSE will make available on its consolidated tape an indicator, ".BC," to indicate that the Company is below the NYSE's quantitative listing standards. The indicator will be removed at such time as the Company is deemed compliant with the NYSE's continued listing standards.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Patrick H. Norton resigned as a member of the Company's board of directors, effective August 14, 2006. Mr. Norton served on the board of directors for 19 years, having joined the board in 1987. His term as a director was set to expire at the Company's 2006 annual meeting of shareholders, which is currently scheduled for September 26, 2006. Mr. Norton will not stand for re-election to the board at the annual meeting. Mr. Norton has been associated with La-Z-Boy Incorporated, a leading furniture manufacturer and retailer based in Monroe, Michigan, since 1981, serving most recently as Chairman of the Board of La-Z-Boy. Mr. Norton retired from that position effective August 16, 2006.

     As previously disclosed, H. Bruce English, another member of the Company's board of directors, died unexpectedly on August 3, 2006. The death of Mr. English required the Company to notify the NYSE that it no longer had a majority of independent directors as required by NYSE rules. The NYSE then issued a notice informing the Company that it was deficient in meeting its listing standard and that the Company would be deemed non-compliant with the listing standards if the deficiency was not cured by August 14, 2006. With the resignation of Mr. Norton, the Company now has four independent directors and three non-independent directors, which cures the deficiency in compliance with NYSE rules.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 16, 2006

                                       Culp, Inc.

                                       By:   Kenneth R. Bowling
                                             ------------------
                                             Vice President-Finance, Treasurer